SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
November 11, 2009
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

161 Sixth Avenue, New York, New York	10013

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number Including Area Code: (212) 539-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.
On November 17, 2009, Harris Interactive Inc. (the “Company”) announced the appointment of Eric W. Narowski, Senior Vice President, Principal Accounting Officer and Global Controller of the Company, as interim Chief Financial Officer in place of Robert J. Cox, who has tendered his resignation as Executive Vice President, Chief Financial Officer and Treasurer of the Company.
Mr. Cox is stepping down to pursue other career opportunities and has agreed to assist with an orderly transition of his responsibilities and work. Under the circumstances, no severance payments have been made or are owed to him. Mr. Cox’s departure is not based on any disagreement with the Company’s accounting principles or practices or financial statement disclosures.
Mr. Narowski will assume the additional role of interim Chief Financial Officer upon Mr. Cox’s departure on November 20, 2009. The Company has engaged a leading executive search firm to conduct a search for a permanent replacement for Mr. Cox and expects that Mr. Narowski will serve as the interim Chief Financial Officer through the successful conclusion of the search process. Mr. Narowski, age 40, has served in his current positions since October 2007. He served as the Principal Accounting Officer of the Company from February 2006 to October 2007 and Vice President, Corporate Controller of the Company from January 2000 to October 2007. Mr. Narowski is a New York State Certified Public Accountant.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
On November 17, 2009, the Company issued a press release announcing the management change described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Press Release issued by Harris Interactive Inc. on November 17, 2009.
Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any registrations under the Securities Act of 1933.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)
By:	/s/ Kimberly Till
	Name:	Kimberly Till
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Dated: November 17, 2009

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on November 17, 2009.